EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41766) of Berkshire Hills Bancorp, Inc. of our report dated June 23, 2016 relating to the financial statements and supplemental schedule of the Berkshire Bank 401(k) Plan, which appears on this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 23, 2016